UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024

KKR FS Income Trust

(Exact name of registrant as specified in its charter)

Delaware	814-01620	88-0591692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

(215) 495-1150

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 28, 2024, KKR FS Income Trust (the “Company”) directed that written notices of redemption be issued to the holders of its 12.0% Series A Cumulative Preferred Shares, par value $0.001 per share (the “Series A Preferred Shares”), regarding the Company’s exercise of its option to redeem all of the 515 issued and outstanding shares of Series A Preferred Shares, pursuant to Article IV of that certain Supplement to the Amended and Restated Declaration of Trust of KKR FS Income Trust Relating to 12.0% Series A Cumulative Preferred Shares, dated April 3, 2023 (the “Preferred Shares Supplement”). The Company intends to redeem all of its issued and outstanding shares of Series A Preferred Shares on or about November 27, 2024 (the “Redemption Date”). In accordance with the Preferred Shares Supplement, the shares of Series A Preferred Shares will be redeemed at a price equal to $1,000.00 per share, plus all accrued and unpaid dividends thereon to and including the Redemption Date and a $100 redemption premium per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024

KKR FS Income Trust

By:	/s/ Stephen S. Sypherd
Name: Stephen S. Sypherd
Title: General Counsel and Secretary